UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 25, 2009 (August 20, 2009)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2009, the board of directors of NeurogesX, Inc. (the “Company”) appointed Mr. Bradford S. Goodwin to the board of directors as a Class I director, and to the audit committee of the board of directors as its Chairman, with such appointments effective as of August 20, 2009.

In connection with these appointments, the board of directors has determined that Mr. Goodwin is independent as defined under the NASDAQ Stock Market LLC (“Nasdaq”) listing standards and applicable SEC rules, and that Mr. Goodwin otherwise meets the additional Nasdaq listing standards requirements for audit committee membership. On August 20, 2009, the Company communicated to Nasdaq the appointment of Mr. Goodwin to the board of directors and audit committee and Mr. Goodwin’s qualifications under Nasdaq listing standards. The Company further communicated that the appointment of Mr. Goodwin to the audit committee as its third member reinstated the Company’s compliance with Nasdaq Marketplace Rule 5605(c)(2)(A). In response, Nasdaq issued a letter to the Company on August 21, 2009 confirming that the Company had regained compliance with Nasdaq Marketplace Rule 5605.

In connection with his appointment, Mr. Goodwin was granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $7.25 per share and became eligible to receive cash compensation (including quarterly retainers and per meeting fees) and annual option grants, each in connection with the Company’s director compensation policies. The vesting and other terms of the option grant were determined in accordance with the outside director automatic grant policies set forth in the Company’s 2007 Stock Plan, as amended. The Company’s policies regarding cash and equity compensation for outside directors are further described in the Company’s Definitive Proxy on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on April 13, 2009, which were modified as described in the Current Report on Form 8-K filed with the SEC on July 28, 2009. Mr. Goodwin is also expected to enter into the Company’s standard form of director and officer Indemnification Agreement.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
99.1	Press Release entitled “NeurogesX Appoints New Board Director and Audit Committee Chairman”, dated August 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Chief Financial Officer

Date: August 25, 2009

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